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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT, dated as of June 23, 1998, between TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and Leo J. Hindery, Jr. ("Executive").

          This Agreement is intended to set forth the terms and conditions of the employment by the Company of Executive from and after January 1, 1998. In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:


1.  Term and Termination.

          (a) Term. The term of Executive's employment (the "Employment Term") under this Agreement shall commence on January 1, 1998, and end on December 31, 2002, and, pursuant to the terms of this Agreement, will be extended daily so that the remainder of the Employment Term shall, at all times on and prior to the effective date of the termination of Executive's employment as provided herein, and will be five (5) years. During the Employment Term, the Company agrees to employ Executive, and Executive agrees to serve the Company, upon and subject to the terms and conditions set forth in this Agreement.

          (b) Termination by the Company. Executive's employment by the Company may terminated by the Company only as provided in clauses (i), (ii) and
(iii) below.

    (i)   Upon the death of Executive.

    (ii) Effective as of December 31 of any year, upon giving written notice of such termination of Executive six (6) months prior to the effective date thereof and by paying to Executive in a lump sum upon such termination all remaining compensation (other than compensation the payment of which was deferred by Executive prior to such termination) that would have been payable under Section 4 hereof if this Agreement remained in full force and effect for the full five-year balance of the Employment Term.

    (iii) At any time for "cause," which for purposes of this Agreement shall be deemed to have occurred only on the happening of any of the following:

               (A) the plea of guilty to, or conviction for, the commission of a felony offense by Executive; provided, however, that after indictment the Company may suspend Executive from the rendition of services but
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               without limiting or modifying in any other way the Company's obligations under this Agreement;

               (B) a material breach by Executive of a material fiduciary duty owed to the Company;

               (C) a material breach by Executive of the covenants made by him in Sections 9, 10 and 11 hereof; or

               (D) the willful and gross neglect by Executive of the material duties specifically and expressly required by this Agreement provided, however, that any claim that "cause," within the meaning of clause (B), (C) or (D) above, exists for the termination of Executive's employment may be asserted on behalf of the Company only by a duly adopted resolution of the Board of Directors of the Company and only after thirty
     (30) days' prior written notice to Executive during which period he may cure the breach or neglect that is the basis of any such claim, if curable; provided, further, that during the period of twelve (12) months following a change in control of the Company (as defined below), "cause" shall be deemed to have occurred only upon the happening of an event referred to in clause (A) above; and provided, further, that the term "material" as used in clauses (B), (C) and (D) above and in Section 13 hereof shall be construed by reference to the effect of the relevant action or omission on the Company taken as a whole. For purposes of the foregoing, a change in control of the Company will be considered to have occurred if the group in control of the Company shall no longer include John C. Malone, members of his family or representatives thereof. The term "family" as used herein means the named person's estate, spouse and lineal descendants and any trust or other investment vehicle for the primary benefit of such named person or members of his family; and the term "representatives" includes executors and trustees.

          (c) Effect of Termination by the Company. If Executive's employment by the Company is terminated by the Company pursuant to Section 1(b) hereof, all compensation under Section 4 of this Agreement (other than compensation the payment of which was deferred by Executive prior to such termination) that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered, shall be paid or delivered to Executive on the date of termination. Upon such termination of Executive's employment and payment of such amount (and, if applicable, the full amount payable pursuant to clause (ii) of Section 1(b)), the Company's obligations under this Agreement shall terminate, except as provided in Section 4 (as it relates to compensation the payment of which was deferred by Executive prior to such termination), Section 5, Section 6 (as it relates to expenses incurred prior to such termination) and
Section 8 of this Agreement. Executive acknowledges that his obligations under Sections 9, 10, 11 and 12 hereof will survive any such termination.

          (d) Termination by Executive. Executive shall have the right to terminate his employment by the Company and be relieved of any obligation to render or provide any further services hereunder as provided in clauses (i) and
(ii) below:

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    (i)   Upon six (6) months' prior written notice to the Company of the effective date of such termination.

    (ii) Immediately, upon the giving of notice of termination by Executive to the Company following a change in control of the Company (as defined in Section 1(b) above).

If Executive's employment by the Company is terminated by Executive pursuant to this Section 1(d), all compensation under Section 4 of this Agreement (other than compensation the payment of which was deferred by Executive prior to such termination) that has accrued in favor of Executive as of the date of such termination, to the extent unpaid or undelivered, and, if Executive terminates his employment pursuant to clause (ii) above, all remaining compensation (other than compensation the payment of which Executive elected prior to such termination to defer) that would have been payable under Section 4 hereof if this Agreement remained in full force and effect for the full five-year balance of the Employment Term, shall be paid or delivered to Executive in a lump sum on the date of termination. Upon such termination of Executive's employment and payment of such amounts, Executive and the Company shall each be relieved of any further obligations under this Agreement, except (in the case of Executive) as provided in Sections 9, 10, 11 and 12 of this Agreement, and except (in the case of the Company) as provided in Section 4 (as it relates to compensation the payment of which was deferred by Executive prior to such termination),
Section 5, Section 6 (as it relates to expenses incurred prior to such termination) and Section 8 of this Agreement.

2. Services to Be Rendered by Executive. Executive agrees to serve the Company as President and Chief Operating Officer of the Company. In such capacity, Executive shall perform all reasonable acts customarily associated with such positions, or necessary or desirable to protect and advance the best interests of the Company. Executive shall perform such acts and carry out such duties, and shall in all other respects serve the Company faithfully and to the best of his ability. If Executive is elected a director or an officer of any of the Company's subsidiaries during the Employment Term, Executive will serve in any such capacities without further compensation except as may be decided by the Company at the Company's sole election. The Company agrees that Executive shall, during the Employment Term, be based at the Company's principal executive office, which shall be located in the Denver area, with the understanding that Executive will travel as reasonably required in the performance of his duties hereunder.

3. Time to Be Devoted by Executive. Executive agrees to devote substantially all of his business time, attention, efforts and abilities to the business of the Company and to use his best efforts to promote the interests of the Company.

4.   Compensation Payable to Executive.

          (a) Commencing on the date of this Agreement and thereafter during the Employment Term, the Company shall pay to Executive a salary at the rate of $900,000 per annum. The Board of Directors shall review Executive's compensation annually to determine, in its sole discretion, whether any increase in Executive's salary is appropriate.

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          (b)  Executive's annual compensation shall be paid to Executive in accordance with the Company's regular policy but not less frequently than once a month. With respect to the employment year commencing January 1, 1998, Executive shall defer 0% of each monthly payment of Executive's annual compensation for such year; and with respect to each employment year thereafter, Executive shall be entitled to elect, by written notice to the Company received no later than thirty (30) days prior to the commencement of such employment year, to defer such percentage (not in excess of 40%) as Executive may specify in such notice, of each monthly payment of Executive's annual compensation for such year (in each case, the "monthly deferred amount"). Each such monthly deferred amount shall bear interest, compounded annually, at the rate of 8% per annum, from the first day of the month of deferral to, but not including, the Determination Date. As used herein, "Determination Date" shall mean the first business day of the first full calendar month following the termination of Executive's employment with the Company.

          (c) The sum of the monthly deferred amounts pursuant to Section 4(b) above plus all interest accrued thereon the Determination Date (the "total deferred amount") shall be calculated as of the Determination Date and shall be paid to Executive in substantially equal monthly payments over a 120-month period commencing on the Determination Date and continuing on the first day of each calendar month thereafter until paid in full. Each monthly payment of the total deferred amount shall be accompanied by a payment of interest thereon computed at the rate of 8% per annum, compounded annually, from and including the Determination Date to the date of such payment.

          (d) If Executive dies while he is a full time employee of the Company or before the expiration of the period during which such deferred payments are to be paid to him, the remaining deferred payments shall be paid forthwith in a lump sum to Executive's designated beneficiary or beneficiaries. The phrase "designated beneficiary or beneficiaries" shall mean Executive's spouse, if she shall survive Executive, or such other person or persons named from time to time by Executive in a signed instrument filed with the Company. If the designation made in any such signed instrument shall for any reason be ineffective, the phrase "designated beneficiary or beneficiaries" shall mean Executive's estate.

          (e) The amount of deferred compensation payable hereunder (together with the interest applicable thereto) shall not in any way be reserved or held in trust by the Company. Neither Executive nor any designated beneficiary or personal representative shall have any rights against the Company in respect of such deferred payments other than the rights of an unsecured creditor of the Company. Deferred payments provided for herein shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and shall not in any manner be liable or subject to the debts, contracts, liabilities, engagements or torts of Executive, nor of any designated beneficiary or personal representative. The payment to Executive of such deferred payments shall be subject to the further condition that Executive shall comply with the provisions of Section 10 of this Agreement during the entire payment period; and Executive shall comply with the provisions of Sections 9 and 12 of this Agreement, if said provisions are applicable by their terms, for the first two (2) years of the payment period.




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5.   Bonus Plan. The Compensation Committee of the Board of Directors will grant to Executive, for each calendar year or portion thereof that Executive is employed by the Company, a Performance Award under the terms of the Amended and Restated Tele-Communications, Inc. 1996 Incentive Plan (or any successor plan) with a target bonus opportunity for Executive of not less than $2,100,000, determined as of the commencement of the employment period. The Compensation Committee will specify the maximum amount that may be paid to Executive in respect to a Performance Award, shall determine the performance criteria applicable to the award and, upon the conclusion of the employment period, shall determine whether performance goals have been achieved and the amount to be paid to Executive in respect of such award. Executive shall have the right to receive, at Executive's election, all or any part of the Performance Award in shares of the Company's Common Stock.

6. Expenses. The Company shall reimburse Executive for the reasonable amount of dining, hotel, traveling, entertainment and other expenses necessarily incurred by Executive in the discharge of his duties hereunder.

7. Executive Benefit Plans. During the Employment Term, Executive shall be entitled to participate in and to be accorded all rights and benefits under all formal incentive compensation plans, stock incentive plans, employee stock purchase plans, retirement plans, disability insurance, life insurance, health and major medical insurance policy or policies, and other plans or benefits (including, without limitation, any insurance covering officers or directors against errors or omissions) now in existence or that may hereafter be adopted by the Company for the benefit of its executive officers or key employees generally or for the benefit of its employees generally, provided that Executive is eligible by the terms thereof to participate therein. On June 23, 1998, the Company granted to Executive 1,000,000 restricted stock units for the Company's Series A TCI Group Common Stock, which shall vest 50% on each of the fourth and fifth anniversaries of the date of grant. In the event of the consummation of the merger contemplated by the Agreement and Plan of Restructuring and Merger among AT&T Corp., Italy Merger Corp. and Tele-Communications, Inc., dated as of June 23, 1998 (the "Merger Agreement"), such restricted stock units shall be equitably converted into restricted stock units for AT&T Corp. Common Stock pursuant to the terms of the Merger Agreement, unless the terms of the agreement to assume this Agreement between AT&T Corp. and Executive, dated as of June 23, 1998, result in conversion of the restricted stock units into tracking stock of AT&T Corp.'s consumer organization as of the consummation of such merger.

8. Indemnification. The Company will indemnify and hold harmless Executive, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which he is a party, or threat thereof, by reason of his being or having been an officer or director of the Company or any subsidiary of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon




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receipt of an undertaking by Executive to repay all amounts advanced if it should ultimately be determined that Executive is not entitled to be indemnified under this Section.

9. Non-Competition. Executive agrees that, while in the employ of the Company and for a period of two (2) years following the effective date of the termination of his employment with the Company, unless such termination results from a change in control of the Company (as defined in Section 1(b) hereof), he will not, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes in a material respect with the business of the Company or any of its majority-owned subsidiaries as it is conducted while Executive is employed by the Company. Nothing herein contained shall be construed as denying Executive the right to own securities of any such corporation which is listed on a national securities exchange or quoted in the NASDAQ System to the extent of an aggregate of 5% of the amount of such securities outstanding.

10. Confidentiality. Executive agrees, while in the employ of the Company (otherwise than in the performance of his duties hereunder) and thereafter, not to, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization, and he shall use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by the Company or of the dealings, transactions or affairs of the Company or any of its customers which have or which may have come to his knowledge during his employment with the Company; but this Section 10 shall not prevent Executive from responding to any subpoena, court order or threat of other legal duress, provided Executive notifies the Company thereof with reasonable promptness so that the Company may seek a protective order or other appropriate relief.

11. Delivery of Materials. Executive agrees that, upon the termination of his employment, he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.

12. Non-Interference. Executive agrees that he will not, while in the employ of the Company and for a period of two (2) years following the effective date of the termination of his employment with the Company, unless such termination results from a change in control of the Company (as defined in Section 1(b) hereof), solicit the employment of any employee of the Company on behalf of any other person, firm, corporation, entity or business organization or otherwise interfere with the employment relationship between any employee or officer of the Company and the Company.

13. Remedies of the Company. Executive agrees that, in the event of a material breach by Executive of this Agreement, in addition to any other rights that the Company may have pursuant to this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings, at law or in equity, to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Executive or to enjoin Executive from engaging in any activity in violation hereof. Executive agrees that because Executive's services to the




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Company are of such a unique and extraordinary character, a suit at law may be an inadequate remedy with respect to a breach by Executive of Sections 9, 10, 11 and 12 hereof and that, upon any such breach or threatened breach by him of such Sections, the Company shall be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief.

14. Notices. All notices to be given hereunder shall be deemed duly given when delivered personally in writing or mailed, certified mail, return receipt requested, postage prepaid, and addressed as follows:

          (a)  If to be given to the Company:

               Tele-Communications, Inc.
               5619 DTC Parkway
               Englewood, Colorado 80111
               Attention: Chairman of the Board

               with a copy similarly addressed and
               marked to the attention of the Legal
               Department

          (b)  If to be given to Executive:

               Leo J. Hindery, Jr.

               ---------------------------------

               ---------------------------------

or to such other address as a party may request by notice given in accordance with this Section 14.

15. Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes as of the date hereof any and all prior agreements and understandings with respect to Executive's employment by the Company, whether oral or written, between the parties hereto. This Agreement may not be changed, nor may any provision hereof be waived, except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed and controlled by the law of the State of Colorado, without reference to principles of conflict of laws.



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          IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                             TELE-COMMUNICATIONS, INC.


                                             By: /s/ Stephen M. Brett
                                                --------------------------

                                                /s/ Leo J. Hindery, Jr.
                                                --------------------------
                                                Leo J. Hindery, Jr.




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                                   AGREEMENT

          AGREEMENT by and between AT&T Corp., a New York corporation (the "Parent"), and Leo J. Hindery, Jr. ("Executive"), dated as of June 23, 1998.

          Effective upon consummation of the merger contemplated by the Agreement and Plan of Restructuring and Merger Among the Parent, Italy merger Corp. and Tele-Communications, Inc. (the "Company"), dated as of June 23, 1998 (the "Merger Agreement"), the Parent shall assume the Executive's employment agreement with the Company, dated as of June 23, 1998 (the "Employment Agreement"), and the obligations thereunder, and the Employment Agreement shall be amended as follows:

          1. Section 1(a) of the Employment Agreement is amended by deleting the first sentence thereof and adding the following sentence to the beginning of such Section:

          The term of Executive's employment hereunder (the "Employment Term") shall commence upon consummation of the merger (the "Effective Date") contemplated by the Agreement and Plan of Restructuring and Merger Among AT&T Corp., Italy Merger Corp. and Tele-Communications, Inc., dated as of June 23, 1998 (the "Merger Agreement"), and shall end on the fifth anniversary of the Effective Date.

          2. Section 1(b)(ii) of the Employment Agreement is amended to read in its entirety as follows:

          (ii) Upon giving written notice of such termination to Executive thirty (30) days prior to the effective date thereof and by paying to Executive in a lump sum upon such termination the greater of (a) two
          (2) years' compensation (other than compensation the payment of which was deferred by Executive prior to such termination) that would have been payable under Section 4 hereof or (b) all remaining compensation (other than compensation the payment of which was deferred by Executive prior to such termination) that would have been payable under Section 4 hereof if this Agreement remained in full force and effect for the remainder of the Employment Term.

          3. Section 1(b)(iii) of the Employment Agreement is amended by adding the following to the end thereof:

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          Notwithstanding the foregoing, the consummation of the transactions contemplated by the Merger Agreement shall not constitute a change in control of the Company, and following the Effective Date, the change in control provisions of this Agreement shall have no effect.

          4. Section 2 of the Employment Agreement is amended by deleting the first sentence of such Section and adding the following sentence to the beginning of such Section:

          Executive agrees to serve the Parent as President and Chief Operating Officer of the Parent's consumer organization (the "Unit"), reporting to the Chief Executive Officer of the Unit.

          5. The last sentence of Section 2 of the Employment Agreement is amended to read in its entirety as follows:

          The Parent agrees that the Executive shall, during the Employment Term, be based at the Unit's principal executive office, which shall be located in Basking Ridge, New Jersey, and at the principal executive office of the Unit's cable operations organization, which shall be located in the Denver area.

          6. Section 7 of the Employment Agreement is amended by adding the following sentences to the end thereof:

          The Parent may, during the sixty (60) day period commencing with the day a tracking stock for the Unit first becomes publicly traded (including on the Effective Date, if applicable), equitably convert all or a portion of the restricted stock units into restricted stock units for such tracking stock. Notwithstanding anything in this
          Section 7 to the contrary, Executive may be provided with the benefits and plans described above that are provided to the key employees providing services for the Unit. During the Employment Term, Executive shall be provided with an appropriate apartment and automobile for his use in Basking Ridge, New Jersey, and in Denver, Colorado, and will be permitted by the Company to make reasonable use of the Company's aircraft and flight crew from time to time for commuting purposes.

          7. Section 9 of the Employment Agreement is amended by adding the following sentence to the end thereof:

          For purposes of this Section 9 and Sections 10, 11, and 12, "Company" shall include AT&T Corp. and its affiliates.




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          8.   Executive hereby agrees that the modifications to the Employment
Agreement set forth in this Agreement shall not constitute "good reason" with respect to any of Executive's equity awards.

          9. This Agreement shall become effective upon the consummation of the merger contemplated by the Merger Agreement, and shall be void and of no effect upon termination of the Merger Agreement.




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          IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.



                                             AT&T CORP.


                                             By: /s/ Hal Burlingame
                                                 ----------------------------


                                                 /s/ Leo J. Hindery, Jr.
                                                 ----------------------------
                                                 Leo J. Hindery, Jr.




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